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                                                                   Exhibit 10(D)

     [LOGO APPEARS HERE]
     3300 Highway # 7, Suite 904, Concord, Ontario L4M 4K3


                                                    Brian E. Levy
                                                    President and
                                                    Chief Executive Officer
                                                    Direct: (905) 760-9708

February 15, 2000

Mr. Jeffrey A. Losch
3300 Highway # 7
Suite 904
Concord, ON
L4K 4M3

Dear Jeff:
                       Re: Amendment to Employment Letter

     This letter confirms the following amendments to the letter agreement between you and InterTAN, Inc. (the "Company") dated February 23, 1999 concerning your employment arrangements with the Company (the "Agreement"):

     The Agreement is hereby amended by the addition of the following clause to the Agreement:

     "Change of Control
      -----------------
     In the event that you are either:
        (i)  involuntarily terminated; or
        (ii) there is a material reduction in the scope or level of your duties, responsibilities or the effective authority associated with your position within an eighteen (18) month period following a "change of control" (as such term is defined in the Company's Deferred Compensation Plan, as amended) of the Company, you shall be entitled to receive severance benefits in an amount equal to twelve (12) months of your then current base salary and base bonus, payable in one single lump sum payment, and shall be entitled to the continuation of Company paid health, dental and life insurance (then in effect, whether group or non-group) benefits for such 12 month period."

          All other terms of your Agreement remain in full force and effect. Nothing herein modifies or otherwise amends any of your rights and entitlements under any other of the Company's plans and programs in which you participate, including, without limiting the
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generality of the foregoing, the 1996 Stock Option Plan, the Deferred
Compensation Plan and the Employee Stock Purchase Program.

            If the foregoing is acceptable, please sign and return a copy of this letter to the attention of the undersigned.


                                                 Sincerely,
                                                 InterTAN, Inc.

                                                 /s/ Brian E. Levy

                                                 By: Brian E. Levy
                                                     President and Chief
                                                     Executive Officer

Agreed to and Accepted
this 21st day of February, 2000.


/s/ Jeffrey A. Losch
___________________________
Jeffrey A. Losch